Exhibit 99.1

YARDVILLE NATIONAL BANCORP
Press Release

FOR IMMEDIATE RELEASE
For further information, contact:	Stephen F. Carman, CFO
(609) 631-6222 or carmans@ynb.com
or consult Investor Relations on YNB’s website: www.ynb.com

YARDVILLE NATIONAL BANCORP
ANNOUNCES EARNINGS FOR SECOND QUARTER OF 2007

Hamilton, N.J.- July 27, 2007- Yardville National Bancorp, (NASDAQ:YANB) today reported net income for the second quarter of 2007 of $3.1 million or $0.27 per diluted share. This compares to $5.1 million or $0.45 per diluted share reported at June 30, 2006.  For the first six months of 2007, YNB’s net income was $8.3 million, or $0.72 per diluted share, compared with $10.2 million or $0.90 per diluted share for the first six months of 2006.

Impacting YNB’s results for the three- and six-month periods were higher non-interest expenses and lower net interest income.

The higher non-interest expenses for the second quarter of 2007 and for the first six months are primarily attributable to legal and other expenses related to YNB’s consideration of strategic alternatives. For the second quarter, non-interest expenses were $15.6 million compared to $14.3 million for the same quarter in 2006.  These expenses rose 9.6% to $30.4 million for the six months ended June 30, 2007, compared to $27.7 million at June 30, 2006.  The legal and other expenses related to the search for strategic alternatives totaled approximately $900,000 and $1.2 million for the second quarter and first six months of 2007, respectively. On June 6, 2007, YNB entered into an agreement to be acquired by The PNC Financial Services Group, Inc. (NYSE:PNC).

YNB’s net interest income for the second quarter was negatively impacted by decreases in commercial loans and higher retail deposit costs. Higher deposit costs were a primary factor in YNB’s decrease in the tax equivalent net interest margin for the second quarter, as the margin moved from 3.37% in the first quarter of 2007 to 3.21% for the second quarter. For the first half of 2007, YNB’s tax equivalent net interest margin was 3.29% compared to 3.04% for the first half of 2006. The December 2006 balance sheet restructure was the principal contributing factor to the margin improvement year over year.

Despite a 1.4% decline in average total loans due to increased competition on rates and terms, the sluggishness of the real estate market, and higher paydowns of existing loan relationships, overall loan income increased for the first six months of 2007 compared to the same period in 2006 due to higher yields. The higher cost of deposits was the principal factor in the decline of net interest income of $2.0 million, or 4.7% for the first six months of 2007 compared to the first six months of 2006.

Nonperforming assets at June 30, 2007 totaled $28.5 million, or 1.11% of total assets, and the allowance for loan losses was 1.30% of total loans covering 87.88% of nonperforming loans. Nonperforming assets at year-end 2006 were $29.5 million.

Average deposits increased $42.2 million for the first six months of 2007 compared to the same period in 2006, as YNB reduced its reliance on more expensive wholesale funding sources during this period. YNB continues its focus on attracting new retail relationships and expanding its small business sector by opening new branches in contiguous marketplaces. Additional branches in Lawrence Township near Princeton and in Cranbury, Middlesex County, both in New Jersey, opened for business early in the third quarter. The former is an excellent fill-in to YNB’s northern Mercer County presence, while the latter connects southern Middlesex with the northeastern sector of Mercer County in a growing market populated by new businesses and an expanding population of affluent retirees.

“Our transaction with PNC is proceeding on schedule, and pending the shareholder vote and regulatory approvals, is anticipated to close in the fourth quarter of this year,” explained YNB President and Chief Operating Officer F. Kevin Tylus.  “Transition teams are in place and working well together toward our objective of a seamless integration of our two companies with little or no disruption for customers,” he added.

All of YNB’s capital ratios remain above regulatory requirements. Total risk-based capital was 13.0%, Tier 1 capital to risk-based assets was 11.9%, and Tier 1 capital to average assets was 9.9%. YNB has paid dividends to its shareholders for the past 54 consecutive quarters.

With $2.56 billion in assets as of June 30, 2007, YNB serves individuals and small- to mid-sized businesses in the dynamic New York City-Philadelphia corridor. As of July 23, 2007, YNB had a network of 35 branches in Mercer, Hunterdon, Somerset, Middlesex, Burlington, and Ocean counties in New Jersey and Bucks County in Pennsylvania.  Headquartered in Mercer County, YNB emphasizes commercial lending and offers a broad range of lending, deposit and other financial products and services.

#####

Cautionary Statement Regarding Forward-Looking Statements

This press release and other statements made from time to time by YNB’s management contain express and implied statements relating to YNB’s future financial condition, results of operations, plans, objectives, performance, and business, which are considered forward-looking statements. These may include statements that relate to, among other things, profitability, liquidity, adequacy of the allowance for loan losses, plans for growth, interest rate sensitivity, market risk, regulatory compliance, and financial and other goals. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our expectations may not be achieved.  Actual results may differ materially from those expected or implied as a result of certain risks and uncertainties, including, but not limited to: adverse changes in our loan quality and the resulting credit risk-related losses and expenses; levels of our loan origination volume; the results of our efforts to implement our retail strategy and attract core deposits; compliance with laws and regulatory requirements, including our formal agreement with the Office of the Comptroller of the Currency, and compliance with NASDAQ standards; interest rate changes and other economic conditions; proxy contests and litigation; continued relationships with major customers; competition in product offerings and product pricing; adverse changes in the economy that could increase credit-related losses and expenses; adverse changes in the market price of our common stock; and other risks and uncertainties detailed from time to time in our filings with the United States Securities and Exchange Commission (the “SEC”), as well as other risks and uncertainties detailed from time to time in statements made by our management.  YNB assumes no obligation to update or supplement forward- looking statements except as may be required by applicable law or regulation.

Additional Information About The PNC Merger

PNC and YNB have filed with the SEC a Registration Statement on Form S-4 that includes a preliminary version of a proxy statement of YNB that also constitutes a preliminary prospectus of PNC.  The S-4 has not yet become effective.  The parties will file other relevant documents concerning the proposed transaction with the SEC.  Following the S-4 being declared effective by the SEC, YNB intends to mail the final proxy statement to its shareholders.  Such final documents, however, are not currently available.  WE URGE INVESTORS TO READ THE FINAL PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors may obtain these documents, if and when they become available, free of charge at the SEC’s Web site (www.sec.gov). In addition, documents filed with the SEC by PNC will be available free of charge from Shareholder Relations at (800) 843-2206. Documents filed with the SEC by YNB will be available free of charge from YNB by contacting Howard N. Hall, Assistant Treasurer’s Office, 2465 Kuser Road, Hamilton, NJ 08690, or by calling (609) 631-6223.

The directors, executive officers, and certain other members of management and employees of YNB are participants in the solicitation of proxies in favor of the merger from the shareholders of YNB.  Information about the directors and executive officers of YNB is set forth in its Annual Report on Form 10-K filed on March 30, 2007 for the year ended December 31, 2006, as amended by the Form 10-K/A filed on May 10, 2007.  Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Yardville National Bancorp
Summary of Financial Information
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2007	2006	2007	2006
Stock Information:
Weighted average shares outstanding:
Basic	11,088	10,938	11,065	10,911
Diluted	11,416	11,339	11,411	11,326
Shares outstanding end of period	11,191	11,004
Earnings per share:
Basic	$0.28	$0.46	$0.75	$0.94
Diluted	0.27	0.45	0.72	0.90
Dividends paid per share	0.115	0.115	0.230	0.230
Book value per share	16.94	16.29
Tangible book value per share	16.82	16.15
Closing price per share	34.15	35.73
Closing price to tangible book value	203.03%	221.24%
Key Ratios:
Return on average assets	0.48%	0.68%	0.63%	0.69%
Return on average stockholders' equity	6.58	11.39	8.70	11.47
Net interest margin	3.12	2.93	3.20	2.96
Net interest margin (tax equivalent) (1)	3.21	3.01	3.29	3.04
Efficiency ratio	72.60	62.71	69.17	60.60
Equity-to-assets at period end	7.38	5.90
Tier 1 leverage ratio (2)	9.93	8.65
Asset Quality Data:
Net loan charge-offs	$1,793	$1,102	$2,321	$3,763

Nonperforming assets as a percentage of total assets	1.11%	0.80%

Allowance for loan losses at period end as a
percent of:
Total loans	1.30	1.13
Nonperforming loans	87.88	97.66

Nonperforming assets at period end:
Nonperforming loans	$28,099	$23,643
Other real estate	385	502
Total nonperforming assets	$28,484	$24,145

(1)
The net interest margin is equal to net interest income divided by average interest earning assets. In order to make pre-tax income and resultant yields on tax-exempt investments and loans on a basis comparable to those on taxable investments and loans, a tax equivalent adjustment is made to interest income. The tax equivalent adjustment has been computed using the appropriate Federal income tax rate for the period, and has the effect of increasing interest income by $567,000 and $535,000 for the three month periods and $1,122,000 and $1,070,000 for the six months ended June 30, 2007 and 2006, respectively.

(2)	Tier 1 leverage ratio is Tier 1 capital to adjusted quarterly average assets.

Yardville National Bancorp and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2007	2006	2007	2006
INTEREST INCOME:
Interest and fees on loans	$35,950	$37,307	$73,086	$72,728
Interest on deposits with banks	678	336	896	566
Interest on securities available for sale	5,379	8,842	10,762	17,804
Interest on investment securities:
Taxable	16	26	36	49
Exempt from Federal income tax	1,102	1,025	2,167	2,035
Interest on Federal funds sold	263	152	340	280
Total Interest Income	43,388	47,688	87,287	93,462
INTEREST EXPENSE:
Interest on savings account deposits	7,164	6,974	14,261	13,121
Interest on certificates of deposit of $100,000 or more	3,323	2,500	6,522	4,784
Interest on other time deposits	8,376	6,443	16,223	11,963
Interest on borrowed funds	3,519	9,392	7,230	18,696
Interest on subordinated debentures	1,400	1,360	2,791	2,666
Total Interest Expense	23,782	26,669	47,027	51,230
Net Interest Income	19,606	21,019	40,260	42,232
Less provision for loan losses	1,800	1,800	2,450	4,150
Net Interest Income After Provision for Loan Losses	17,806	19,219	37,810	38,082
NON-INTEREST INCOME:
Service charges on deposit accounts	658	777	1,275	1,436
Securities gains, net	-	-	7	-
Income on bank owned life insurance	472	440	914	861
Other non-interest income	753	576	1,429	1,157
Total Non-Interest Income	1,883	1,793	3,625	3,454
NON-INTEREST EXPENSE:
Salaries and employee benefits	7,973	7,572	15,775	15,223
Occupancy expense, net	1,875	1,368	3,661	2,795
Equipment expense	841	856	1,680	1,652
Other non-interest expense	4,911	4,510	9,239	8,014
Total Non-Interest Expense	15,600	14,306	30,355	27,684
Income before income tax expense	4,089	6,706	11,080	13,852
Income tax expense	958	1,649	2,821	3,627
Net Income	$3,131	$5,057	$8,259	$10,225
EARNINGS PER SHARE:
Basic	$0.28	$0.46	$0.75	$0.94
Diluted	0.27	0.45	0.72	0.90
Weighted average shares outstanding:
Basic	11,088	10,938	11,065	10,911
Diluted	11,416	11,339	11,411	11,326

Yardville National Bancorp and Subsidiaries
Consolidated Statements of Condition
(Unaudited)
	June 30,		December 31,
(in thousands)	2007	2006	2006
Assets:
Cash and due from banks	$33,552	$35,839	$30,355
Federal funds sold	23,725	12,475	3,265
Cash and Cash Equivalents	57,277	48,314	33,620
Interest bearing deposits with banks	6,789	62,368	32,358
Securities available for sale	408,356	701,007	402,641
Investment securities	103,139	92,753	96,072
Loans	1,900,657	2,034,781	1,972,881
Less: Allowance for loan losses	(24,692)	(23,090)	(24,563)
Loans, net	1,875,965	2,011,691	1,948,318
Bank premises and equipment, net	12,384	11,578	12,067
Other real estate owned	385	502	385
Bank owned life insurance	50,565	48,713	49,651
Other assets	47,246	46,982	45,619
Total Assets	$2,562,106	$3,023,908	$2,620,731
Liabilities and Stockholders' Equity:
Deposits
Non-interest bearing	$196,499	$215,373	$197,126
Interest bearing	1,803,289	1,831,610	1,806,157
Total Deposits	1,999,788	2,046,983	2,003,283
Borrowed funds
Securities sold under agreements to repurchase	10,000	10,000	10,000
Federal Home Loan Bank advances	263,000	694,000	324,000
Subordinated debentures	62,892	62,892	62,892
Obligation for Employee Stock Ownership Plan (ESOP)	1,406	1,969	1,688
Other	1,391	1,296	1,593
Total Borrowed Funds	338,689	770,157	400,173
Other liabilities	34,643	28,293	31,181
Total Liabilities	$2,373,120	$2,845,433	$2,434,637
Stockholders' equity:
Common stock: no par value	110,882	107,096	108,728
Surplus	2,205	2,205	2,205
Undivided profits	91,799	93,599	86,100
Treasury stock, at cost	(3,160)	(3,160)	(3,160)
Unallocated ESOP shares	(1,406)	(1,969)	(1,688)
Accumulated other comprehensive loss	(11,334)	(19,296)	(6,091)
Total Stockholders' Equity	188,986	178,475	186,094
Total Liabilities and Stockholders' Equity	$2,562,106	$3,023,908	$2,620,731

Financial Summary
Average Balances, Yields and Costs
(Unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2007			June 30, 2006
			Average			Average
	Average		Yield /	Average		Yield /
(in thousands)	Balance	Interest	Cost	Balance	Interest	Cost
INTEREST EARNING ASSETS:
Interest bearing deposits with banks	$45,107	$678	6.01%	$25,899	$336	5.19%
Federal funds sold	26,977	263	3.90	12,280	152	4.95
Securities	501,651	6,497	5.18	803,661	9,893	4.92
Loans (1)	1,943,760	35,950	7.40	2,025,995	37,307	7.37
Total interest earning assets	$2,517,495	$43,388	6.89%	$2,867,835	$47,688	6.65%
NON-INTEREST EARNING ASSETS:
Cash and due from banks	$31,190			$35,143
Allowance for loan losses	(25,212)			(22,842)
Premises and equipment, net	12,385			11,622
Other assets	84,123			83,236
Total non-interest earning assets	102,486			107,159
Total assets	$2,619,981			$2,974,994
INTEREST BEARING LIABILITIES:
Deposits:
Savings, money markets, and
interest bearing demand	$903,457	$7,164	3.17%	$963,732	$6,974	2.89%
Certificates of deposit of $100,000
or more	264,432	3,323	5.03	239,367	2,500	4.18
Other time deposits	678,273	8,376	4.94	588,335	6,443	4.38
Total interest bearing deposits	1,846,162	18,863	4.09	1,791,434	15,917	3.55
Borrowed funds	314,091	3,519	4.48	715,894	9,392	5.25
Subordinated debentures	62,892	1,400	8.90	62,892	1,360	8.65
Total interest bearing liabilities	$2,223,145	$23,782	4.28%	$2,570,220	$26,669	4.15%
NON-INTEREST BEARING LIABILITIES:
Demand deposits	$186,429			$209,379
Other liabilities	20,016			17,853
Stockholders' equity	190,391			177,542
Total non-interest bearing liabilities
and stockholders' equity	$396,836			$404,774
Total liabilities and stockholders'
equity	$2,619,981			$2,974,994

Interest rate spread (2)			2.61%			2.50%

Net interest income and margin (3)		$19,606	3.12%		$21,019	2.93%

Net interest income and margin (tax
equivalent basis)(4)		$20,173	3.21%		$21,554	3.01%

(1)	Loan origination fees are considered an adjustment to interest income. For the purpose of calculating loan yields, average loan balances include nonaccrual balances with no related income.
(2)	The interest rate spread is the difference between the average yield on interest earning assets and average rate paid on interest bearing liabilities.
(3)	The net interest margin is equal to net interest income divided by average interest earning assets.
(4)
In order to make pre-tax income and resultant yields on tax-exempt investments and loans on a basis comparable to those on taxable investments and loans, a tax equivalent adjustment is made to interest income. The tax equivalent adjustment has been computed using the appropriate Federal income tax rate for the period and has the effect of increasing interest income by $567,000 and $535,000 for the three month periods ended June 30, 2007 and 2006, respectively.

Financial Summary
Average Balances, Yields and Costs
(Unaudited)

	Six Months Ended			Six Months Ended
	June 30, 2007			June 30, 2006
			Average			Average
	Average		Yield /	Average		Yield /
(in thousands)	Balance	Interest	Cost	Balance	Interest	Cost
INTEREST EARNING ASSETS:
Interest bearing deposits with banks	$31,025	$896	5.78%	$22,823	$566	4.96%
Federal funds sold	16,446	340	4.13	11,977	280	4.68
Securities	498,618	12,965	5.20	814,604	19,888	4.88
Loans (1)	1,972,241	73,086	7.41	2,000,604	72,728	7.27
Total interest earning assets	$2,518,330	$87,287	6.93%	$2,850,008	$93,462	6.56%
NON-INTEREST EARNING ASSETS:
Cash and due from banks	$30,987			$35,588
Allowance for loan losses	(24,724)			(23,022)
Premises and equipment, net	12,331			11,669
Other assets	83,316			77,157
Total non-interest earning assets	101,910			101,392
Total assets	$2,620,240			$2,951,400
INTEREST BEARING LIABILITIES:
Deposits:
Savings, money markets, and
interest bearing demand	$906,047	$14,261	3.15%	$960,182	$13,121	2.73%
Certificates of deposit of $100,000
or more	262,943	6,522	4.96	238,422	4,784	4.01
Other time deposits	664,166	16,223	4.89	570,913	11,963	4.19
Total interest bearing deposits	1,833,156	37,006	4.04	1,769,517	29,868	3.38
Borrowed funds	325,489	7,230	4.44	716,785	18,696	5.22
Subordinated debentures	62,892	2,791	8.88	62,892	2,666	8.48
Total interest bearing liabilities	$2,221,537	$47,027	4.23%	$2,549,194	$51,230	4.02%
NON-INTEREST BEARING LIABILITIES:
Demand deposits	$188,595			$210,077
Other liabilities	20,269			13,867
Stockholders' equity	189,839			178,262
Total non-interest bearing liabilities
and stockholders' equity	$398,703			$402,206
Total liabilities and stockholders'
equity	$2,620,240			$2,951,400

Interest rate spread (2)			2.70%			2.54%

Net interest income and margin (3)		$40,260	3.20%		$42,232	2.96%

Net interest income and margin (tax
equivalent basis)(4)		$41,382	3.29%		$43,302	3.04%

(1)	Loan origination fees are considered an adjustment to interest income. For the purpose of calculating loan yields, average loan balances include nonaccrual balances with no related income.
(2)	The interest rate spread is the difference between the average yield on interest earning assets and average rate paid on interest bearing liabilities.
(3)	The net interest margin is equal to net interest income divided by average interest earning assets.
(4)
In order to make pre-tax income and resultant yields on tax-exempt investments and loans on a basis comparable to those on taxable investments and loans, a tax equivalent adjustment is made to interest income. The tax equivalent adjustment has been computed using the appropriate Federal income tax rate for the period and has the effect of increasing interest income by $1,122,000 and $1,070,000 for the six month periods ended June 30, 2007 and 2006, respectively.